SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 19, 2004

Verticalnet, Inc.

(Exact name of Registrant as Specified in its Charter)

Pennsylvania	000-25269	23-2815834
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Chester Field Parkway, Malvern, PA	19355
(Address of principal executive offices)	Zip Code

Registrant’s telephone, including area code: (610) 240-0600

Not Applicable

(Former name and former address, if changed since last report)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

(a) On July 19, 2004, Verticalnet, Inc. (“Verticalnet”), through its direct, wholly-owned subsidiary Popcorn Acquisition Sub, Inc., a Delaware corporation (“Acquisition Sub”), acquired B2eMarkets, Inc., a Delaware corporation (“B2eMarkets”), through a merger. The acquisition of B2eMarkets was made pursuant to an Agreement of Merger (the “Merger Agreement”) dated July 16, 2004 by and among Verticalnet, Acquisition Sub and B2eMarkets. Pursuant to the terms of the Merger Agreement, Acquisition Sub was merged with and into B2eMarkets on July 19, 2004, with Acquisition Sub being the surviving corporation.

Pursuant to the Merger Agreement, Verticalnet agreed to issue an aggregate amount of 5,100,000 shares of common stock, valued on the date of closing at approximately $6.6 million, and a promissory note (the “Promissory Note”) in the principal amount of $5,925,603 to the holders of shares of preferred stock of B2eMarkets. The Promissory Note accrues interest at the rate of 8% per annum. Half of the outstanding principal amount of the Promissory Note is payable on July 16, 2007 and the remaining outstanding principal amount and interest earned thereon is payable on July 16, 2008. Subject to approval by Verticalnet’s shareholders, the Promissory Note is convertible into 2,949,204 shares of Verticalnet common stock, at which point either Verticalnet or the noteholders can require the conversion of the Promissory Note into Verticalnet common stock.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and incorporated herein by reference. The above description is not intended as a substitute for reading the attached agreements.

(b) B2eMarkets’ business consists of the development of an eSourcing software suite which includes strategy formulation, negotiation management, contract management and compliance, and performance management. As a result of the merger, Verticalnet acquired all of the assets of B2eMarkets, including B2eMarkets’ eSourcing software suite and all plant, equipment and other physical property that B2eMarkets used in its business. Verticalnet intends to use the plant, equipment and other physical property of B2eMarkets consistent with its long-term business objectives.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a) Financial Statements of Businesses Acquired.

The financial statements of B2eMarkets, the business acquired, have not been prepared but will be filed by amendment not later than October 3, 2004 pursuant to the instructions set forth in Item 7 of Form 8-K.

(b) Pro Forma Financial Information.

The pro forma financial information of B2eMarkets, the business acquired, have not been prepared but will be filed by amendment not later than October 3, 2004 pursuant to the instructions set forth in Item 7 of Form 8-K.

(c) Exhibits.

Exhibit No.	Exhibit
2.1	Agreement of Merger, by and among Verticalnet, Inc., Popcorn Acquisition Sub., Inc. and B2eMarkets, Inc. dated July 16, 2004. (1)

4.1	Form of Registration Rights Agreement by and among Verticalnet, Inc. and certain former stockholders of B2eMarkets, Inc. dated July 16, 2004.

4.2	Convertible Promissory Note dated July 16, 2004 from Verticalnet, Inc. to FBR Investment Management, Inc.

99.1	Press Release dated July 19, 2004. (2)

(1)	The schedules and exhibits to the Agreement of Merger have been omitted. Pursuant to Item 601(b)(2) of Regulation S-K, Verticalnet agrees to furnish a copy of the exhibits and disclosure letters to the Securities and Exchange Commission upon request.

(2)	Filed as an exhibit to the registrant’s report on Form 8-K dated July 21, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

VERTICALNET, INC.

Date: August 3, 2004	By:	\s\ Gene S. Godick
	Name:	Gene S. Godick
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
2.1	Agreement of Merger, by and among Verticalnet, Inc., Popcorn Acquisition Sub., Inc. and B2eMarkets, Inc. dated July 16, 2004. (1)

4.1	Form of Registration Rights Agreement by and among Verticalnet, Inc. and certain former stockholders of B2eMarkets, Inc. dated July 16, 2004.

4.2	Convertible Promissory Note dated July 16, 2004 from Verticalnet, Inc. to FBR Investment Management, Inc.

99.1	Press Release dated July 19, 2004. (2)

(1)	The schedules and exhibits to the Agreement of Merger have been omitted. Pursuant to Item 601(b)(2) of Regulation S-K, Verticalnet agrees to furnish a copy of the exhibits and disclosure letters to the Securities and Exchange Commission upon request.

(2)	Filed as an exhibit to the registrant’s report on Form 8-K dated July 21, 2004.